UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 6, 2010

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 S. Saunders Road, Suite 150 Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 444-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 9, 2010, Solo Cup Company released certain financial information as of June 27, 2010 and December 27, 2009 and for the thirteen and twenty-six weeks ended June 27, 2010 and June 28, 2009. Such financial information, which includes EBITDA, or net income (loss) before interest, taxes, depreciation and amortization, is furnished to the Securities and Exchange Commission as Exhibit 99.1 to this current report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Director

Effective August 6, 2010, Jeffrey W. Long resigned his position as director of Solo Cup Company. Mr. Long had served on Solo Cup Company’s board as a designee of Vestar Capital Partners. He did not resign due to any disagreement with Solo Cup Company on any matter relating to its operations, policies or practices. Vestar has not yet appointed a replacement for Mr. Long.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

99.1	Certain financial information of Solo Cup Company as of June 27, 2010 and December 27, 2009, and for the thirteen and twenty-six weeks ended June 27, 2010 and June 28, 2009

The information contained in Items 2.02 and 9.01 of this current report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as may be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

	By:	/s/ Robert D. Koney, Jr.
Robert D. Koney, Jr.
Executive Vice President and Chief Financial Officer
Date: August 9, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Certain financial information of Solo Cup Company as of June 27, 2010 and December 27, 2009, and for the thirteen and twenty-six weeks ended June 27, 2010 and June 28, 2009